SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 28, 2004


                      SHANNON INTERNATIONAL RESOURCES INC.
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             (Exact name of registrant as specified in its charter)

                   Nevada                               98-02049656
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      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                       Suite 2000, 715 - 5th Avenue, S.W.,
                            Calgary, Alberta T2P 2X6
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               (Address of principal executive offices)(Zip Code)

                                 (403) 538 3706
                                -----------------
              (Registrant's telephone number, including area code)



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

On September 22, 2004 and September 24, 2004, the registrant received written communications from directors David L. Wagner and Kenneth N. Davis, Jr., that they would not stand for re-election to the registrant's board of directors.

The registrant believes Mr. Wagner's decision not to stand for re-election were based upon his dissatisfaction with a lack of information requested or provided to the board of directors. The registrant believes Mr. Davis's decision was based upon his dissatisfaction with management's actions to address the registrant's immediate cash requirements.

The registrant regrets Mr. Wagner's and Mr. Davis' decisions and acknowledges their good faith in coming to their decisions. However, management believes that it is taking all necessary and proper steps within its resources and ability to address the registrant's cash requirements and disagrees with Mr. Davis' assessment. While management does not disagree with Mr. Wagner's and other directors' requests for information and intends to provide all information requested as soon as possible, management does not believe it had the resources or personnel to provide the depth and specificity of written plans, budgets and projections requested by the board within the time requested.

The written communications received from Mr. Wagner and Mr. Davis are exhibits to this Current Report on Form 8-K.

The registrant has provided Mr. Wagner and Mr. Davis with a copy of this Current Report prior to the filing thereof and informed Mr. Wagner and Mr. Davis that they have the opportunity to provide the registrant with correspondence stating whether they agree or disagree with the disclosure contained in this Current Report which the registrant would also file such correspondence as an exhibit to this Current Report or an amendment thereto.


Item 9.01. Financial Statements and Exhibits.

(a) NA

(b) Pro Forma Financial Statements: NA

(c) Exhibits

    17.1  Correspondence of David L. Wagner dated September 22, 2004

    17.2  Correspondence of Kenneth N. Davis, Jr., dated September 24, 2004


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANNON INTERNATIONAL RESOURCES INC.

Dated: September 28, 2004


/s/ BLAIR COADY
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Blair Coady, Chief Executive Officer